FOR IMMEDIATE RELEASE

Investor Contact: John N. Hatsopoulos American DG Energy Inc. 781.622.1120 john.hatsopoulos@americandg.com	Media Contact: Barry J. Sanders American DG Energy Inc. 781.522.6010 barry.sanders@americandg.com
 American DG Energy Reports First Quarter 2014 Financial Performance

First quarter revenue increases by 23% compared to a year ago period

WALTHAM, Mass. - May 15, 2014 - American DG Energy Inc. (NYSE MKT: ADGE), a leading On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and fitness facilities, reported total revenues of $2,527,800 in the first quarter of 2014, compared to $2,059,312 for the same period in 2013, an increase of 23%. GAAP diluted loss per share (EPS) was $(0.03) in the first quarter of 2014, compared with $(0.02) for the same period in 2013.

Major Highlights:

Financial

•	Total revenue increased by 23% to $2,527,800 in the first quarter of 2014, compared to $2,059,312 for the same period in 2013.

•	Total revenue in EuroSite Power Inc., our subsidiary based in the United Kingdom, increased by 269% to $432,184 in the first quarter of 2014, compared to $117,108 for the same period in 2013.

•	Total gross profit margin in North America without depreciation was over 34% in the first quarter of 2014.

•	We finished the first quarter of 2014 with approximately $8.1 million in cash.

•
EBITDA cash outflows for American DG Energy in North America were $(147,079) in the first quarter of 2014. The EuroSite Power cash outflows were $(162,569); therefore, our consolidated EBITDA cash outflows were $(309,648) in the first quarter of 2014.

•	The total revenue value of our On-Site Utility energy agreements since inception is approximately $328 million using various market assumptions and estimates made by the Company.

Operations

•	We currently operate 123 energy systems and our current backlog consists of 36 energy systems.

•	Total energy production increased to 30.2 million kWh in the first quarter of 2014, making it the highest energy production quarter in the history of the company.

•	The associated revenue was attributable to the following core markets:

Housing	24%
Fitness	23%
Healthcare	22%
Hospitality	17%
Education	8%
Other	6%
TOTAL	100%

•The revenue was distributed by energy type as is outlined in the following table:

Electricity	63%
Thermal	37%
TOTAL	100%

•	We reached agreements with the following properties:

•	100 kW CHP system with Clifton Hospital in Lancashire, UK, part of the National Health Systems.

•	860 kW CHP system with seven hotels owned by the Topland Group in UK.

•	We began operations at the following properties:

•	75 kW CHP system at a facility in New Jersey.

•	80-ton chiller at a facility in New Jersey.

•	170-ton chiller at a facility in New Jersey.

•	400-ton chiller at a facility in New Jersey.

•	100 kW CHP system at Bury St Edmunds Leisure Centre in Suffolk, UK.

•	100 kW CHP system with Clifton Hospital in Lancashire, UK.

•	The company appointed Gabriel Parmese as Chief Financial Officer of both American DG Energy and EuroSite Power.

American DG Energy will hold its earnings conference call today, May 15, 2014 at 10:00 a.m. Eastern Time. To listen, call (877) 870‑4263 within the U.S., (855) 669-9657 from Canada, or (412) 317-0790 from other international locations. Participants should reference American DG Energy to access the call. Please begin dialing at least 10 minutes before the scheduled starting time. The earnings press release will be available on the Company web site at www.americandg.com in the “Investors” section under "News Releases.”

The earnings conference call will be recorded and available for playback one hour after the end of the call through
Friday, May 23, 2014. To listen to the playback, call (877) 344‑7529 within the U.S. or (412) 317-0088 outside the U.S. and use Conference Number 10046039.

The earnings conference call will also be webcast live. To register for and listen to the webcast, go to http://investors.americandg.com/webcast. Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems. We are committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities - without any capital or start-up costs to the energy user - through our On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. Learn more about how American DG Energy reduces energy costs at www.americandg.com or follow us on Facebook and Twitter.

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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CONSOLIDATED STATEMENT OF OPERATIONS
For three months ending March 31, 2014 and March 31, 2013
(unaudited)
	Three Months Ended
	March 31,	March 31,
	2014	2013
Revenues
Energy revenues	$ 2,396,281	$ 2,014,437
Turnkey & other revenues	131,519	44,875
	2,527,800	2,059,312
Cost of sales
Fuel, maintenance and installation	1,707,646	1,383,783
Depreciation expense	481,564	327,688
	2,189,210	1,711,471
Gross profit	338,590	347,841
Operating expenses
General and administrative	773,960	638,425
Selling	261,116	412,798
Engineering	263,771	288,568
	1,298,847	1,339,791
Loss from operations	(960,257)	(991,950)
Other income (expense)
Interest and other income	14,984	24,144
Interest expense	(354,503)	(298,809)
Loss on extinguishment of debt	(533,177)	0
Change in fair value of warrant liability	(66,113)	110,819
	(938,809)	(163,846)
Loss before provision for income taxes	(1,899,066)	(1,155,796)
Provision (benefit) for income taxes	(6,940)	(34,584)
Consolidated net loss	(1,906,006)	(1,190,380)
(Income) loss attributable to the non-controlling interest	240,650	21,329
Net loss attributable to American DG Energy Inc.	$ (1,665,356)	$ (1,169,051)

	$ (0.03)	$ (0.02)
Weighted average shares outstanding - basic and diluted	49,817,920	48,490,733

Non-GAAP financial disclosure
Loss from operations	$ (960,257)	$ (991,950)
Depreciation & other non-cash expense	511,981	339,653
Stock based compensation	138,628	136,688
Adjusted EBITDA	(309,648)	(515,609)
Grants from rebates and incentives	0	146,318
Total EBITDA cash outflows *	$ (309,648)	$ (369,291)

* EBITDA cash outflows, for the first quarter of 2014, were $(147,079) for American DG Energy in North America and $(162,569) for EuroSite Power.

CONSOLIDATED BALANCE SHEET
As of March 31, 2014, and December 31, 2013
(unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 8,091,779	$ 9,804,291
Accounts receivable, net	1,347,127	988,420
Unbilled revenue	95,718	12,765
Due from related party	130,611	304,288
Inventory	1,937,979	2,246,335
Prepaid and other current assets	350,585	196,939
Total current assets	11,953,799	13,553,038
Property, plant and equipment, net	23,243,184	21,931,289
Accounts receivable, long-term	32,300	45,200
Other assets, long-term	32,019	54,768
TOTAL ASSETS	$ 35,261,302	$ 35,584,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 1,226,097	$ 871,079
Accrued expenses and other current liabilities	906,499	622,568
Due to related party	431,800	178,216
Total current liabilities	2,564,396	1,671,863
Long-term liabilities:
Convertible debentures	18,589,867	18,272,807
Convertible debt due to related parties	3,605,061	3,425,573
Warrant liability	198,378	132,265
Other long-term liabilities	12,474	15,876
Total liabilities	24,970,176	23,518,384

Stockholders’ equity:
American DG Energy Inc. stockholders’ equity:
Common Stock	49,818	49,818
Additional paid-in capital	40,234,894	40,110,305
Accumulated deficit	(31,008,873)	(29,343,517)
Total American DG Energy Inc. stockholders’ equity	9,275,839	10,816,606
Non-controlling interest	1,015,287	1,249,305
Total stockholders’ equity	10,291,126	12,065,911
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 35,261,302	$ 35,584,295

Reclassifications: certain prior period balances have been reclassified to conform with current period presentation.

CONSOLIDATED STATEMENT OF CASH FLOWS
For three months ending March 31, 2014 and March 31, 2013
(unaudited)
	Three Months Ended
	March 31,	March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (1,665,356)	$ (1,169,051)
Income (loss) attributable to non-controlling interest	(240,650)	(21,329)
Adjustments to reconcile net loss to net cash provided (used in) operating activities:
Depreciation and amortization	511,981	339,653
Loss on extinguishment of debt	533,177	0
Provision for losses on accounts receivable	0	60,101
Amortization of deferred financing costs	4,830	2,556
Amortization of convertible debt premium	20,948	0
Increase (decrease) in fair value of warrant liability	66,113	(110,819)
Stock-based compensation	138,628	136,688
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable and unbilled revenue	(428,760)	(436,719)
Due from related party	173,677	(825,611)
Inventory	308,356	(128,931)
Prepaid and other current assets	(193,304)	(428,123)
Increase (decrease) in:
Accounts payable	355,018	737,296
Accrued expenses and other current liabilities	283,931	184,197
Due to related party	253,584	30,501
Other long-term liabilities	(3,402)	(3,402)
Net cash provided by (used in) operating activities	118,771	(1,632,993)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,817,875)	(2,114,787)
Net cash used in investing activities	(1,817,875)	(2,114,787)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of subsidiary common stock, net of costs	0	(4,558)
Principal payments on capital lease obligations	0	(841)
Distributions to non-controlling interest	(13,408)	(69,158)
Net cash provided by financing activities	(13,408)	(74,557)

Net decrease in cash and cash equivalents	(1,712,512)	(3,822,337)
Cash and cash equivalents, beginning of the period	9,804,291	13,362,919
Cash and cash equivalents, end of the period	$ 8,091,779	$ 9,540,582